EXHIBIT 2.1                                                  EXECUTION COPY






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                         SUBURBAN PROPANE PARTNERS, L.P.


                           RECAPITALIZATION AGREEMENT

                                  BY AND AMONG

                        SUBURBAN PROPANE PARTNERS, L.P.,

                             SUBURBAN PROPANE, L.P.,

                           SUBURBAN PROPANE GP, INC.,

                         MILLENNIUM PETROCHEMICALS INC.

                                       AND

                       SUBURBAN ENERGY SERVICES GROUP LLC










                            -------------------------

                          Dated as of November 27, 1998

                            -------------------------





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NYFS08...:\63\76463\0001\1713\EXHD028S.160

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----


ARTICLE I.
DEFINITIONS................................................................  2

         1.01   Defined Terms..............................................  2

ARTICLE II.
THE RECAPITALIZATION.......................................................  8

         2.01  Amended Agreements; Termination of Distribution
               Support Agreement...........................................  8
               (a)   Amended Agreements....................................  8
               (b)   Termination of Distribution Support
                     Agreement.............................................  8
         2.02  Payment of Special Distribution by Operating
               Partnership.................................................  8
         2.03  Redemption..................................................  9
               (a)   Redemption of Subordinated Units and APUs.............  9
               (b)   Payment of the Redemption Price.......................  9
               (c)   Delivery of Redeemed Securities.......................  9
         2.04  Admission of Successor General Partner to
               Partnerships; Asset Purchase................................ 10
               (a)   Admission............................................. 10
               (b)   Asset Purchase........................................ 10

ARTICLE III.
CLOSING.................................................................... 10

         3.01  Closing..................................................... 10

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES............................................. 10

         4.01  Representations and Warranties of Each of the
               MLP and the Operating Partnership........................... 10
               (a)   Organization, Standing and Power...................... 11
               (b)   Authority; Noncontravention........................... 11
               (c)   Brokers............................................... 12
               (d)   Litigation............................................ 13
               (e)   Capitalization........................................ 13
               (f)   Proxy Statement....................................... 14
               (g)   Financing............................................. 14
               (h)   Fairness Opinion...................................... 14



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         4.02  Representations and Warranties of Each of
               Millennium and the General Partner.......................... 14
               (a)   Organization, Standing and Power...................... 14
               (b)   Authority; Noncontravention........................... 14
               (c)   Brokers............................................... 15
               (d)   Litigation............................................ 16
               (e)   Ownership of Redeemed Securities...................... 16
               (f)   Proxy Statement....................................... 16
         4.03  Representations and Warranties of the Successor
               General Partner............................................. 17
               (a)   Organization, Standing and Power...................... 17
               (b)   Authority; Noncontravention........................... 17
               (c)   Brokers............................................... 18
               (d)   Litigation............................................ 18
               (e)   Contemplated Ownership of Successor
                     General Partner....................................... 18
               (f)   Proxy Statement....................................... 19

ARTICLE V.
ADDITIONAL COVENANTS....................................................... 19

         5.01  No Sale, Solicitation or Pledge; Voting of
               Subordinated Units.......................................... 19
         5.02  Meeting of Holders; Proxy Statement......................... 21
         5.03  Commercially Reasonable Efforts............................. 22
         5.04  Consents, Approvals and Filings; Cooperation................ 22
         5.05  Updating of Information..................................... 23
         5.06  Resignation of Appointed Supervisors........................ 24

ARTICLE VI.
CONDITIONS PRECEDENT....................................................... 24

         6.01  Conditions to Obligations of Each Party..................... 24
               (a)   Approval by Unitholders............................... 24
               (b)   Approval by Note Majority; Amendment of
                     Note Agreement........................................ 24
               (c)   Required Consents..................................... 24
               (d)   No Injunctions or Restraints; Actions................. 24
               (e)   Payment of Special Distribution....................... 25
               (f)   Concurrent Consummation of the Asset
                     Purchase.............................................. 25
               (g)   Amended Agreements.................................... 25
               (h)   Termination Agreement................................. 25
               (i)   Opinion of Counsel.................................... 25
               (j)   Resignations of Appointed Supervisors................. 25



                                   ii
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         6.02  Additional Conditions to Obligations of the MLP
               and the Operating Partnership................................26
               (a)   Representations and Warranties........................ 26
               (b)   Performance of Obligations............................ 26
               (c)   Officer's Certificates................................ 26
               (d)   Receipt of Proceeds of the Loan....................... 26
               (e)   Delivery of Redeemed Securities....................... 27
               (f)   Millennium, General Partner and Successor
                     General Partner Certified Resolutions and
                     Incumbency Certificates............................... 27
               (g)   Fairness Opinion...................................... 27
               (h)   No Withdrawal of Recommendation by Special
                     Committee............................................. 27
         6.03  Additional Conditions to Obligations of Each of
               Millennium and the General Partner.......................... 27
               (a)   Representations and Warranties........................ 28
               (b)   Performance of Obligations............................ 28
               (c)   Officer's Certificates................................ 28
               (d)   Redemption Price...................................... 28
               (e)   MLP, Operating Partnership and Successor
                     General Partner Certified Resolutions and
                     Incumbency Certificates............................... 28
         6.04  Additional Conditions to Obligations of the
               Successor General Partner................................... 28
               (a)   Representations and Warranties........................ 28
               (b)   Performance of Obligations............................ 29
               (c)   Officer's Certificates................................ 29
               (d)   MLP, Operating Partnership, Millennium and
                     General Partner Certified Resolutions and
                     Incumbency Certificates............................... 29

ARTICLE VII.
TERMINATION, AMENDMENT AND WAIVER.......................................... 30

         7.01  Termination................................................. 30
         7.02  Effect of Termination....................................... 31
         7.03  Amendment................................................... 31
         7.04  Extension; Waiver........................................... 32
         7.05  Procedure for Termination, Amendment, Extension
               or Waiver by the MLP........................................ 32
         7.06  Termination Fees; Expense Reimbursement..................... 32
               (a)   Section 7.01(c) Termination Fee or Expense
                     Reimbursement......................................... 32
               (b)   Section 7.01(d) Termination Fee....................... 33
               (c)   Liquidated Damages.................................... 33
         7.07  Extension Fee............................................... 33




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ARTICLE VIII.
GENERAL PROVISIONS......................................................... 34

         8.01  Survival of Representations and Warranties.................. 34
         8.02  Fees and Expenses........................................... 34
         8.03  Notices..................................................... 34
         8.04  Interpretation.............................................. 35
         8.05  Counterparts................................................ 35
         8.06  Entire Agreement; No Third-Party Beneficiaries.............. 35
         8.07  Governing Law............................................... 36
         8.08  Assignment.................................................. 36
         8.09  Enforcement; Severability................................... 36
         8.10  Further Assurances.......................................... 36
         8.11  Public Announcements........................................ 37


SCHEDULES

Schedule 2.01(a) -- Amended Agreements
Schedule 4.01(b) -- MLP Consents
Schedule 4.01(e) -- Plan Units
Schedule 4.02(b) -- General Partner/Millennium Consents
Schedule 4.03(b) -- Successor General Partner Consents
Schedule 4.03(e) -- Contemplated Ownership of Successor
                    General Partner
Schedule 6.01(c) -- Required Consents


EXHIBITS

Exhibit        A     -- Form of Purchase Agreement
Exhibit        B     -- Form of Termination Agreement

                         SUBURBAN PROPANE PARTNERS, L.P.

                           RECAPITALIZATION AGREEMENT
                           --------------------------


            RECAPITALIZATION AGREEMENT dated as of November 27, 1998 by and among: (i) SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (the "MLP"); (ii) SUBURBAN PROPANE, L.P., a Delaware limited partnership of which the MLP is the sole limited partner (the "Operating Partnership"); (iii) SUBURBAN PROPANE GP, INC., a Delaware corporation which is the general partner of the MLP and the general partner of the Operating Partnership (collectively in such capacities, the "General Partner"); (iv) MILLENNIUM PETROCHEMICALS INC., a Virginia corporation and the sole stockholder of the General Partner ("Millennium"); and (v) SUBURBAN ENERGY SERVICES GROUP LLC, a Delaware limited liability company (the "Successor General Partner"). Capitalized terms used herein but not defined where used have the meanings assigned to such terms in
Article I.


                              W I T N E S S E T H:
                              --------------------

            WHEREAS, as of the date hereof, 7,163,750 Subordinated Units and 220,000 APUs of the MLP are outstanding, all of which are owned of record and beneficially by the General Partner;

            WHEREAS, the Board of Supervisors, upon the unanimous recommendation of the Special Committee, has determined that it is in the best interests of the holders of Common Units to effect, and accordingly has unanimously approved, a recapitalization of the MLP, which recapitalization includes a redemption by the MLP from the General Partner of all of the outstanding Subordinated Units and APUs (the "Redemption") and the other transactions contemplated in Article II (the Redemption and such other transactions, collectively, the "Recapitalization"), upon the terms and subject to the conditions set forth herein;

            WHEREAS, the Operating Partnership has obtained a commitment letter dated October 30, 1998 (the "Commitment Letter") from The Bank of New York (the "Lender"), pursuant to which the Lender has agreed, upon the terms and subject to the conditions set forth therein, to underwrite a $150 million senior secured credit facility under which the

Operating Partnership would borrow an amount (the "Loan") to be used, together with other available cash resources, to finance the Redemption and certain expenses of the Recapitalization;

            WHEREAS, concurrently with the execution and delivery of this Agreement, Millennium, the General Partner and the Successor General Partner are entering into a Purchase Agreement substantially in the form of Exhibit A attached hereto (the "Purchase Agreement"), pursuant to which, among other things, the General Partner is selling to the Successor General Partner, and the Successor General Partner is purchasing from the General Partner, all of the General Partner's right, title and interest (i) as a general partner of the MLP,
(ii) in and to the Incentive Distribution Rights held by the General Partner pursuant to the Partnership Agreement and (iii) as a general partner in the Operating Partnership (collectively, the "Assets"), and the Successor General Partner is assuming certain specified liabilities in connection therewith (the "Asset Purchase"), upon the terms and subject to the conditions therein;

            WHEREAS, concurrently with the consummation of the Recapitalization, the Partnership Agreements will be amended and restated to permit and effect the Recapitalization and the Asset Purchase; and

            WHEREAS, the parties hereto wish to establish the terms and conditions under which the Recapitalization shall occur;

            NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

            1.01 Defined Terms. Unless the context otherwise requires, the following capitalized terms, as used herein, shall have the following meanings:

            "APU Guarantor" has the meaning set forth in the Distribution Support Agreement.

            "APUs" has the meaning set forth in the Partnership Agreement.

            "Acquisition Proposal" has the meaning set forth in Section 5.01(a).

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person; provided that the Partnerships, Equistar Chemicals, LP and their respective Subsidiaries, officers and employees shall not be considered Affiliates of the General Partner for purposes of this Agreement. For purposes of this definition of Affiliate, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management of the policies of a Person, whether through the ownership of voting securities, by contract or otherwise; "controlling" and "controlled" have corollary meanings.

            "Agreement" means this Recapitalization Agreement, as amended, modified or supplemented from time to time.

            "Amended Agreements" means, collectively, the Amended Partnership Agreement and the Amended Operating Partnership Agreement.

            "Amended Operating Partnership Agreement" means the Second Amended and Restated Partnership Agreement of the Operating Partnership, to be entered into by the parties thereto (which shall not include the General Partner) in a form to permit and effect the Recapitalization as agreed to by the Elected Supervisors and the Successor General Partner.

            "Amended Partnership Agreement" means the Second Amended and Restated Partnership Agreement of the MLP, to be entered into by the parties thereto (which shall not include the General Partner) in a form to permit and effect the Recapitalization as agreed to by the Elected Supervisors and the Successor General Partner.

            "Appointed Supervisors" has the meaning set forth in the Partnership Agreement.

            "Asset Purchase" has the meaning set forth in the recitals of this Agreement.

            "Assets" has the meaning set forth in the recitals of this Agreement.

            "Board of Supervisors" has the meaning set forth in the Partnership Agreement.

            "Certificates" has the meaning set forth in Section 2.03(b).

            "Closing" has the meaning set forth in Section 3.01.

            "Commitment Letter" has the meaning set forth in the recitals of this Agreement.

            "Common Units" has the meaning set forth in the Partnership
Agreement.

            "Contribution, Conveyance and Assumption Agreement" means the Contribution, Conveyance and Assumption Agreement dated as of March 4, 1996 by and among the MLP, the Operating Partnership, Quantum Chemical Corporation, the General Partner and Suburban Propane Inc.

            "Delaware LP Act" has the meaning set forth in Section 4.01(a).

            "Departing Partner" has the meaning set forth in the Partnership Agreement.

            "Distribution Support Agreement" means the Distribution Support Agreement dated as of March 5, 1996 among the General Partner, Millennium America Inc. (formerly Hanson America Inc.) and the MLP.

            "Elected Supervisors" has the meaning set forth in the Partnership Agreement.

            "Exchange Act" has the meaning set forth in Section 4.01(b).

            "Fairness Opinion" has the meaning set forth in Section 4.01(h).

            "General Partner" has the meaning set forth in the preamble of this Agreement.

            "Governmental Entity" has the meaning set forth in Section 4.01(b).

            "Incentive Distribution Rights" has the meaning set forth in the Partnership Agreement.

            "Laws" has the meaning set forth in Section 4.01(b).

            "Lender" has the meaning set forth in the recitals of this Agreement.

            "Liens" means any and all liens, mortgages, claims, charges, pledges, licenses, leases, easements, rights of first offer or first refusal, restrictions under any stockholders' or similar agreement, voting trusts or voting agreements or encumbrances of any kind whatsoever.

            "Loan" has the meaning set forth in the recitals of this Agreement.

            "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the assets, properties, liabilities, business, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole.

            "Meeting" has the meaning set forth in Section 5.02.

            "Millennium" has the meaning set forth in the preamble of this Agreement.

            "MLP" has the meaning set forth in the preamble of this Agreement.

            "Note Agreement" means the Note Agreement dated as of February 28, 1996, as amended, relating to the issuance by the Operating Partnership of $425 million aggregate original principal amount of 7.54% Senior Notes Due June 30, 2011 (the "Notes").

            "Note Majority" means the approval of the holders of at least 51% of the aggregate principal amount of the Notes.

            "Operating Partnership" has the meaning set forth in the preamble of this Agreement.

            "Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P. dated as of March 4, 1996 by and among the General Partner, as general partner, and the MLP, as limited partner, as in effect immediately prior to the Closing.

            "Orders" has the meaning set forth in Section 4.01(b).

            "Outstanding" has the meaning set forth in the Partnership
Agreement.

            "Partner" has the meaning set forth in the Partnership Agreement.

            "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. dated as of March 4, 1996 by and among the General Partner, the MLP's organizational limited partner and each other Person which is a partner in the MLP, as in effect immediately prior to the Closing.

            "Partnership Agreements" means, collectively, the Partnership Agreement and the Operating Partnership Agreement.

            "Partnerships" means, collectively, the MLP and the Operating Partnership.

            "Person" means an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated association, any other entity, or a government or any department or agency or other unit thereof.

            "Plan Units" has the meaning set forth in Section 4.01(e).

            "Proxy Statement" has the meaning set forth in Section 4.01(f).

            "Public Common Units" means all Outstanding Common Units, other than those held by the General Partner and its Affiliates and the Successor General Partner and its Affiliates.

            "Purchase Agreement" has the meaning set forth in the recitals of this Agreement.

            "Recapitalization" has the meaning set forth in the recitals of this Agreement.

            "Redeemed Securities" has the meaning set forth in Section 2.03(a).

            "Redemption" has the meaning set forth in the preamble of this Agreement.

            "Redemption Price" has the meaning set forth in Section 2.03(a).

            "SEC" has the meaning set forth in Section 4.01(b).

            "Special Committee" means a special committee of the Board of Supervisors established to evaluate the Recapitalization consisting of the Elected Supervisors, John Hoyt Stookey, Harold R. Logan, Jr. and Dudley C. Mecum.

            "Special Distribution" has the meaning set forth in Section 2.02.

            "Subordinated Units" has the meaning set forth in the Partnership Agreement.

            "Subsidiary" means, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly, more than 50% of the stock or other equity interests entitled to vote on the election of the members to the board of directors or similar governing body.

            "Successor General Partner" has the meaning set forth in the preamble of this Agreement.

            "Superior Proposal" has the meaning set forth in Section 5.01(a).

            "Termination Agreement" has the meaning set forth in Section
2.01(b).

            "Transaction Expenses" means any and all costs and expenses of the Partnerships incident to the preparation, negotiation and execution and delivery of this Agreement, the credit agreement to be entered into by the Operating Partnership pursuant to the Commitment Letter or otherwise in connection with the financing of the Redemption, the Proxy Statement and the agreements and other documents or instruments to be entered into pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby.

            "Unit Majority" has the meaning set forth in the Partnership Agreement.


                                   ARTICLE II.

                              THE RECAPITALIZATION

            2.01 Amended Agreements; Termination of Distribution Support Agreement.

                  (a) Amended Agreements. At the Closing, the Amended Partnership Agreement and the Amended Operating Partnership Agreement shall be entered into by the parties thereto. Other than in its capacity as a Departing Partner, from and after the Closing, the General Partner shall not have any obligation or liability under the Amended Partnership Agreement or the Amended Operating Partnership Agreement. The Amended Partnership Agreement, among other things, shall effect the amendments set forth in Schedule 2.01(a) attached hereto and such other amendments as the Elected Supervisors and the Successor General Partner together shall deem necessary or desirable.

                  (b) Termination of Distribution Support Agreement. At the Closing, the parties to the Distribution Support Agreement shall enter into a letter substantially in the form of Exhibit B attached hereto terminating the Distribution Support Agreement and the rights and obligations of the parties thereto thereunder (the "Termination Agreement").

             2.02 Payment of Special Distribution by Operating Partnership. At the Closing and pursuant to the Amended Operating Partnership Agreement, the Operating Partnership shall make a special distribution to the MLP, as limited partner of the Operating Partnership, or shall make a loan to the MLP, out of the proceeds of the Loan and other available cash resources, in an amount sufficient for the MLP to pay the Redemption Price and to pay any and all

Transaction Expenses not paid by the Operating Partnership (the "Special Distribution").

             2.03  Redemption.

                  (a) Redemption of Subordinated Units and APUs. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the MLP shall redeem all 7,163,750 Subordinated Units and all 220,000 APUs and any additional APUs purchased or to be purchased as described in the last sentence of this paragraph (a) (such APUs and Subordinated Units together, the "Redeemed Securities") for an aggregate cash payment of $69 million (as adjusted as described below in this paragraph (a), the "Redemption Price"). The Redemption Price shall be reduced dollar-for-dollar based on the amount of any and all distributions pursuant to Section 6.4 or Section 6.5 of the Partnership Agreement on the Subordinated Units or the APUs on or after the date of this Agreement but prior to the Closing. In addition, the Redemption Price shall be increased dollar-for-dollar based on the amount of any and all contributions to the MLP that the General Partner (or the APU Guarantor) may be obligated to make in exchange for additional APUs pursuant to the Distribution Support Agreement on or after the date of this Agreement but prior to the Closing.

                  (b) Payment of the Redemption Price. The Redemption Price shall be payable against delivery to the MLP of the certificate(s) representing the Redeemed Securities (the "Certificates") by wire transfer of immediately available funds into an account designated by the General Partner to the MLP in writing prior to the Closing.

                  (c) Delivery of Redeemed Securities. At the Closing, and against payment of the Redemption Price, the General Partner shall deliver to the MLP the Certificate(s) registered in the General Partner's name against payment of the Redemption Price, duly endorsed in blank or accompanied by transfer powers duly executed in blank and otherwise in proper form for transfer, with any required transfer stamps affixed thereto.

            2.04 Admission of Successor General Partner to Partnerships; Asset Purchase.

                  (a) Admission. At the Closing, but immediately prior to the consummation of the Asset Purchase, the Successor General Partner shall be admitted to the MLP as a general partner in accordance with Sections 4.6 and
10.3 of the Partnership Agreement, and also shall be admitted to the Operating Partnership as a general partner in accordance with Sections 4.2 and 10.3 of the Operating Partnership Agreement, and shall assume the rights and duties of the General Partner under the Partnership Agreements in accordance therewith.

                  (b) Asset Purchase. At the Closing, upon the terms and subject to the conditions set forth in the Purchase Agreement, the General Partner and the Successor General Partner shall consummate the Asset Purchase upon the terms and conditions set forth in the Purchase Agreement.


                                  ARTICLE III.

                                     CLOSING

             3.01 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to
Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Recapitalization (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 at 10:00 A.M. on the first business day following the date on which the last of the conditions to be fulfilled or waived set forth in Article VI shall be fulfilled or waived in accordance with this Agreement, unless another date, time or place is agreed to in writing by the parties hereto.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

             4.01 Representations and Warranties of Each of the MLP and the Operating Partnership. Each of the MLP and the Operating Partnership, jointly and severally, hereby represents and warrants to each of the General Partner, Millennium and the Successor General Partner that:

                  (a) Organization, Standing and Power. It is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (as amended, modified or supplemented from time to time, the "Delaware LP Act") and has the requisite limited partnership power and authority to carry on its business as now being conducted.

                  (b) Authority; Noncontravention. It has all requisite limited partnership power and authority to enter into this Agreement and, subject to the approval of a Unit Majority, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action on its part, subject to the approval of a Unit Majority. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes the valid and binding agreement of each of the other parties hereto, constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally. The execution and delivery by it of this Agreement do not, and the consummation by it of the transactions contemplated by this Agreement and compliance by it with the provisions hereof as of the Closing will not, (i) subject to the approval of a Unit Majority, conflict with any of the provisions of the Partnership Agreements or the Certificate of Limited Partnership of the MLP or the Certificate of Limited Partnership of the Operating Partnership, (ii) subject to the approval of the Note Majority and the governmental filings and other matters referred to in the following sentence, conflict with or require the consent of any Person under any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of their assets is bound, except as set forth in Schedule 4.01(b) attached hereto, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision or agency thereof or therein (collectively, "Laws"), or any order, writ, judgment, injunction, decree, determination or award (collectively, "Orders") currently in effect and binding on it or any of its Subsidiaries, the conflict, breach, default or contravention of which, in the case of clauses (ii) and (iii) above, individually or in the aggregate, would have, or is reasonably likely to have, a Material Adverse Effect on the MLP. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency, regulatory authority or court (a "Governmental Entity") that has not been received or made as of the date hereof is required by it or any of its Subsidiaries in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of such reports and statements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (B) the filings of any amendments to the Certificate of Limited Partnership of the MLP and the Certificate of Limited Partnership of the Operating Partnership under the Delaware LP Act in connection with this Agreement and the transactions contemplated by this Agreement, (C) such other consents, approvals, authorizations, filings or notices as are set forth in
Schedule 4.01(b) attached hereto and (D) any filings, authorizations, consents or approvals the failure to make or obtain which, individually or in the aggregate, would not have a Material Adverse Effect on the MLP.

                  (c) Brokers. No broker, investment banker, financial advisor or other Person is entitled to receive from the MLP or the Operating Partnership any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, other than Rothschild Inc., financial advisor to the Special Committee. The fees and expenses of Rothschild Inc. shall be paid by the MLP. The MLP and the Operating Partnership jointly and severally shall indemnify and hold harmless the other parties to this Agreement from and against any liability incurred by such parties (including the fees, disbursements and related charges of counsel) arising out of any claim by a broker, finder, financial advisor or similar intermediary for any fee, commission or other compensation as a result of the MLP or the Operating Partnership entering into this Agreement and/or consummating the transactions contemplated by this Agreement.

                  (d) Litigation. As of the date hereof, there is no suit, claim, action, Order or proceeding (at law or in equity) or, to the knowledge of the MLP or the Operating Partnership, investigation pending or, to the knowledge of the MLP or the Operating Partnership, threatened against the MLP or the Operating Partnership or any of their Subsidiaries before any Governmental Entity seeking to prevent or challenging the transactions contemplated by this Agreement.

                  (e) Capitalization. As of the date hereof, there are (i) 21,562,500 Common Units issued and outstanding, (ii) 7,163,759 Subordinated Units issued and outstanding, all of which are held of record by the General Partner, and (iii) 220,000 APUs issued and outstanding, all of which are held of record by the General Partner. As of the date hereof, the capitalization of the Operating Partnership consists of (i) a 1.0101% general partner interest held of record by the General Partner, (ii) a 98.9899% limited partner interest, all right, title and interest to and in which is held by the MLP and (iii) the Incentive Distribution Rights, all of which are held of record by the General Partner. Except as set forth above in this Section 4.01(e) and except for the rights to receive Common Units and the Common Units issued and issuable pursuant to the Suburban Propane Partners, L.P. 1996 Restricted Unit Plan (collectively, the "Plan Units"), as of the date hereof there are not any, and immediately prior to the Closing there will not be any, (i) equity securities or other equity interests of the Partnerships issued by the Partnerships and (ii) other securities of the Partnerships issued by the Partnerships that are convertible into or exchangeable or exercisable for any such equity securities or other equity interests of the Partnerships. Except for the Plan Units, there are no outstanding options, warrants, subscriptions or other rights of any kind issued or issuable by the Partnerships giving the holder thereof the right to acquire, and the Partnerships are not obligated to issue, transfer or sell, any equity securities or other equity interests of the Partnerships or other securities of the Partnerships convertible into or exchangeable or exercisable for any such equity securities or other equity interests of the Partnerships. The Partnerships are not party to any agreement or understanding with respect to the voting of any securities or other equity interests of the Partnerships, other than the Partnership Agreements. Schedule 4.01(e) attached hereto lists the number and the owners of the issued and outstanding Plan Units as of the date hereof.

                  (f) Proxy Statement. None of the information relating to it and its Affiliates provided by it (other than any provided by the General Partner and Millennium) for inclusion in the Proxy Statement on Schedule 14A under the Exchange Act to be filed by the MLP with the SEC and to be used in soliciting proxies from the holders of Common Units with respect to the Recapitalization (together with the letter to holders, notice of meeting and form of proxy or other related materials, the "Proxy Statement"), at the time it is filed with the SEC, at any time it is amended or supplemented, at the time it is mailed and at the time of the Meeting, will contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (g) Financing. The Operating Partnership has entered into the Commitment Letter with the Lender.

                  (h) Fairness Opinion. The Special Committee has received the written opinion of Rothschild Inc. to the effect that, as of the date thereof, the Recapitalization is fair, from a financial point of view, to the holders of the Public Common Units (the "Fairness Opinion").

             4.02 Representations and Warranties of Each of Millennium and the General Partner. Each of Millennium and the General Partner, jointly and severally, hereby represents and warrants to each of the MLP, the Operating Partnership and the Successor General Partner that:

                  (a) Organization, Standing and Power. It is a corporation duly organized, validly existing and in good standing under its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

                  (b) Authority; Noncontravention. It has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of a Unit Majority, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part and on the part of its stockholders. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes the valid and binding agreement of each of the other parties hereto, constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally. The execution and delivery by it of this Agreement do not, and the consummation by it of the transactions contemplated by this Agreement and compliance by it with the provisions hereof as of the Closing will not, (i) conflict with any of the provisions of its certificate of incorporation or by-laws, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or require the consent of any Person under any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which it or any of its Affiliates is a party or by which it or any of its Affiliates or any of its or their assets are bound, except any such indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking entered into by the General Partner on behalf of either of the Partnerships acting in its capacity as general partner thereof and except as set forth in Schedule 4.02(b) attached hereto, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any Law or any Order currently in effect and binding on it or any of its Affiliates, the conflict, breach, default or contravention of which, in the case of clauses
(ii) and (iii) above, individually or in the aggregate, would have, or is reasonably likely to have, a Material Adverse Effect on it. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made as of the date hereof is required by or with respect to it or any of its Affiliates in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for (A) such consents, approvals, authorizations, filings or notices as are set forth in Schedule 4.02(b) attached hereto and (B) any filings, authorizations, consents or approvals the failure to make or obtain which, individually or in the aggregate, would not have a Material Adverse Effect on the General Partner.

                  (c) Brokers. No broker, investment banker, financial advisor or other Person is entitled to receive from Millennium, the General Partner or any of their respective Affiliates any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement. Millennium and the General Partner jointly and severally shall indemnify and hold harmless the other parties to this Agreement from and against any liability incurred by such parties (including the fees, disbursements and related charges of counsel) arising out of any claim by a broker, finder, financial advisor or similar intermediary for any fee, commission or other compensation as a result of Millennium and/or the General Partner entering into this Agreement and/or consummating the transactions contemplated by this Agreement.

                  (d) Litigation. As of the date hereof, there is no suit, claim, action, Order or proceeding (at law or in equity) or, to the knowledge of Millennium or the General Partner, investigation pending or, to the knowledge of Millennium or the General Partner, threatened against the General Partner or any of its Affiliates before any Governmental Entity seeking to prevent or challenging the transactions contemplated by this Agreement.

                  (e) Ownership of Redeemed Securities. The General Partner is, and as of the Closing will be, the sole record and beneficial owner of the Redeemed Securities, free and clear of any Liens, other than pursuant to the Partnership Agreements and, immediately prior to the Closing but not upon the Closing, the Distribution Support Agreement. At the Closing, the MLP will receive good and valid title to the Redeemed Securities, free and clear of all Liens.

                  (f) Proxy Statement. None of the information relating to the General Partner, Millennium or their respective Affiliates provided in writing by Millennium or the General Partner for inclusion in the Proxy Statement, at the time it is filed with the SEC, at any time it is amended or supplemented, at the time it is mailed and at the time of the Meeting, will contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             4.03 Representations and Warranties of the Successor General Partner. The Successor General Partner hereby represents and warrants to each of the MLP, the Operating Partnership, Millennium and the General Partner that:

                  (a) Organization, Standing and Power. It is a limited liability company duly organized, validly existing and in good standing under the Delaware Limited Liability Company Act and has the requisite limited liability company power and authority to carry on its business as now being conducted.

                  (b) Authority; Noncontravention. It has all requisite limited liability company power and authority to enter into this Agreement and, subject to the approval of a Unit Majority, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its part and on the part of its members. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes the valid and binding agreement of each of the other parties hereto, constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally. The execution and delivery by it of this Agreement do not, and the consummation by it of the transactions contemplated by this Agreement and compliance by it with the provisions hereof as of the Closing will not, (i) conflict with any of the provisions of its certificate of formation or limited liability company or operating agreement, (ii) subject to the governmental filings and other matters referred to in the following sentence and subject to the approval of a Unit Majority, conflict with or require the consent of any Person under any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which it or any of its Affiliates is a party or by which it or any of its Affiliates or any of its or their assets are bound, except as set forth in Schedule 4.03(b) attached hereto, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any Law or any Order currently in effect and binding on it or any of its Affiliates, the conflict, breach, default or contravention of which, in the case of clauses (ii) and (iii) above, individually or in the aggregate, would have, or is reasonably likely to have, a Material Adverse Effect on it. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made as of the date hereof is required by or with respect to it or any of its Affiliates in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for (A) such consents, approvals, authorizations, filings or notices as are set forth in Schedule 4.03(b) attached hereto and (B) any filings, authorizations, consents or approvals the failure to make or obtain which, individually or in the aggregate, would not have a Material Adverse Effect on it.

                  (c) Brokers. No broker, investment banker, financial advisor or other Person is entitled to receive from the Successor General Partner any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement. The Successor General Partner shall indemnify and hold harmless the other parties to this Agreement from and against any liability incurred by such parties (including the fees, disbursements and related charges of counsel) arising out of any claim by a broker, finder, financial advisor or similar intermediary for any fee, commission or other compensation as a result of the Successor General Partner entering into this Agreement and/or consummating the transactions contemplated by this Agreement.

                  (d) Litigation. As of the date hereof, there is no suit, claim, action, Order or proceeding (at law or in equity) or, to the knowledge of the Successor General Partner, investigation pending or, to the knowledge of the Successor General Partner, threatened against the Successor General Partner or any of its Affiliates before any court or governmental or regulatory authority or body seeking to prevent or challenging the transactions contemplated by this Agreement.

                  (e) Contemplated Ownership of Successor General Partner.
Schedule 4.03(e) attached hereto sets forth a list of the Persons who, as of the date hereof, are contemplated to be the owners of a majority of its membership interests as of the Closing.

                  (f) Proxy Statement. None of the information relating to the Successor General Partner or its Affiliates provided in writing by the Successor General Partner for inclusion in the Proxy Statement, at the time it is filed with the SEC, at any time it is amended or supplemented, at the time it is mailed and at the time of the Meeting, will contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


                               ARTICLE V.

                          ADDITIONAL COVENANTS

             5.01 No Sale, Solicitation or Pledge; Voting of Subordinated Units.
(a) From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 7.01, Millennium shall cause the General Partner to, and the General Partner shall, (i) keep the Redeemed Securities registered in the General Partner's name and not sell, lease, transfer, pledge, grant any right of any kind with respect to, cause to be suffered any Lien on or otherwise encumber or dispose of, directly or indirectly, all or any portion of any of the Redeemed Securities or the Assets, and (ii) not merge, consolidate or enter into any share exchange, recapitalization, business combination or similar transaction with any other Person (any of the transactions referred to in the foregoing clauses (i) and (ii), other than the transactions contemplated by this Agreement, an "Acquisition Proposal"). In addition, from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to
Section 7.01, Millennium shall cause the General Partner not to, and the General Partner shall not, and each of Millennium and the General Partner shall not permit or authorize any of its Affiliates or its or any of its Affiliates' respective directors, officers, employees, agents or other representatives (including legal and financial advisors) to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or
(ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 5.01(a) shall prohibit the General Partner's Board of Directors from furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal (which shall be for cash only and, if such proposal is subject to a financing condition, shall be accompanied by a commitment letter from a reputable bank or other financial institution to provide such financing which contains conditions no less favorable to the borrower in all material respects as those set forth in the Commitment Letter) if, and only to the extent that, (A) the mailing of the Proxy Statement shall not have occurred, (B) the General Partner's Board of Directors determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and has determined in good faith that such unsolicited bona fide written Acquisition Proposal would, if consummated, result in a transaction more favorable to Millennium and the General Partner from a financial point of view, after taking into account the termination fee required to be paid by Millennium to the MLP pursuant to Section 7.06(b) and after taking into account the termination of the General Partner's and Millennium's obligations under the Distribution Support Agreement, than the Recapitalization (any such more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"), and (C) prior to taking such action, the General Partner
(x) provides reasonable notice to the Elected Supervisors and the Successor General Partner to the effect that it is taking such action and (y) receives from such Person an executed confidentiality agreement in reasonably customary form and in any event containing terms in all material respects at least as stringent as those contained in any confidentiality agreement between the General Partner and any Person which made an Acquisition Proposal in the year of the date of this Agreement. Prior to providing any information to or entering into discussions or negotiations with any Person to pursue an Acquisition Proposal as permitted pursuant to the proviso of the immediately preceding sentence, the General Partner shall notify the Elected Supervisors and the Successor General Partner of such Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the Person making it) as promptly as practicable (but in no case later than 3 business days) after its receipt thereof, and shall provide the Elected Supervisors and the Successor General Partner with a copy of any written

Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform each of the Elected Supervisors and the Successor General Partner on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give the Elected Supervisors and the Successor General Partner a copy of any information delivered to such Person which has not previously been reviewed by the Elected Supervisors and the Successor General Partner. Immediately after the execution and delivery of this Agreement, each of Millennium and the General Partner shall, and shall cause their Affiliates and the respective officers, directors, employees, investment bankers, attorneys, accountants and other agents of either of them and their Affiliates to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

            (b) At the Meeting, Millennium shall cause the General Partner to, and the General Partner shall, vote all Subordinated Units entitled to vote in favor of the Recapitalization and all of the other transactions contemplated by this Agreement.

             5.02 Meeting of Holders; Proxy Statement. (a) The MLP shall take all action necessary in accordance with applicable Law, the rules of any applicable stock exchange and the Partnership Agreement to convene a meeting of the holders of Common Units and, to the extent entitled to vote, the holders of the Subordinated Units to consider and vote upon the approval of the Recapitalization and such other matters as may be necessary to effectuate the transactions contemplated by this Agreement (the "Meeting"). The Board of Supervisors shall, subject to the fiduciary duties of the members thereof to the MLP and the limited partners of the MLP, recommend such approval in the Proxy Statement and take all lawful action to solicit such approval.

            (b) As soon as practicable after the date hereof, the MLP shall (i) cause to be prepared and filed with the SEC the Proxy Statement and any amendments or supplements thereto as required under the Exchange Act, (ii) obtain and furnish the information required to be included therein under the Exchange Act, (iii) after consultation with the General Partner and the Successor General Partner, furnish copies of and respond promptly to any comments made by the SEC with respect to the Proxy Statement, and (iv) cause the

Proxy Statement to be cleared for mailing by the SEC and to be mailed to the holders of Common Units at the earliest practicable date. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act. The General Partner and the Successor General Partner each shall furnish to the MLP in connection with the preparation of the Proxy Statement any and all information reasonably requested concerning it or its officers, directors, members or stockholders, as applicable. The MLP shall provide to the General Partner and the Successor General Partner upon request a reasonable number of copies of drafts and any preliminary or definitive copies of the Proxy Statement or any amendments or supplements thereto.

             5.03 Commercially Reasonable Efforts. (a) Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the satisfaction of the conditions set forth in Article VI.

            (b) The parties shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or
(ii) any of the conditions of the other parties to the consummation of the transactions contemplated by this Agreement and set forth in Article VI not being satisfied.

             5.04 Consents, Approvals and Filings; Cooperation. (a) The parties shall make and cause any Subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under applicable antitrust Laws, the Securities Act of 1933, as amended, if any, the Exchange Act and the Delaware LP Act in order to facilitate the prompt consummation of the transactions contemplated by this Agreement. In addition, the parties each shall use its commercially reasonable efforts and shall cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the transactions contemplated by this Agreement. Each of the parties shall use commercially reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

            (b) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

             5.05 Updating of Information. (a) The parties shall, and shall cause each of its Affiliates to, promptly deliver to the MLP any information concerning material events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties made by such party contained herein, including any schedule hereto, or delivered by the MLP or any of its Subsidiaries, pursuant to any of the covenants or agreements contained herein, in order for the information contained herein or so delivered to be complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by any of the parties of any of the conditions precedent to the Closing hereunder or cure any breach of any provision hereof.

            (b) In addition, if, at any time prior to the time when the SEC clears the Proxy Statement for mailing, any of the parties should discover that any information contained in the Proxy Statement concerning such party or its Affiliates contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or if, at any such time, any of the parties should discover any event or information which should be set forth in an amendment or supplement to the Proxy Statement, such party, promptly after such discovery, shall inform the MLP in writing of such discovery and furnish to the MLP a written correction of any material misstatement or material omission or a written description of such event or information, as the case may be.

             5.06 Resignation of Appointed Supervisors. At the Closing, the two Appointed Supervisors shall resign from the Board of Supervisors.


                                   ARTICLE VI.

                          CONDITIONS PRECEDENT

             6.01 Conditions to Obligations of Each Party. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (by the party entitled to the benefits thereof subject, in the cases of the MLP and the Operating Partnership, to
Section 7.05) prior to the Closing of the following conditions:

                  (a) Approval by Unitholders. The MLP shall have obtained the approval of a Unit Majority and the approval of the holders of a majority of the Public Common Units with respect to the Recapitalization and the other transactions contemplated by this Agreement.

                  (b) Approval by Note Majority; Amendment of Note Agreement. The Operating Partnership shall have obtained the approval of the Note Majority with respect to the Loan and the Amended Agreements and any other transactions contemplated by this Agreement requiring such approval and the Note Agreement shall have been amended to the extent necessary to permit and effect the Recapitalization and the other transactions contemplated by this Agreement.

                  (c) Required Consents. All filings, consents, approvals, permits and authorizations set forth on Schedule 6.01(c) shall have been made or obtained, as the case may be, and shall be in full force and effect at the Closing; provided that this condition may not be invoked by any party whose failure to fulfill its obligations pursuant to Section 5.03 or 5.04 shall have been the cause of, or shall have resulted in, the failure of this condition.

                  (d) No Injunctions or Restraints; Actions. No temporary restraining order, preliminary or permanent injunction or other similar order or decree of any Governmental Entity of competent jurisdiction shall have been issued and be in effect, and no action, proceeding or investigation (in the case of any investigation, of which the parties hereto have written notice) by any Governmental Entity or any other Person shall be pending or threatened in writing which, if adversely determined, would (i) prevent or impair in any material respect the consummation of the transactions contemplated by this Agreement, (ii) impose on the MLP or the Operating Partnership any material restrictions or requirements or (iii) cause any of the parties or their respective Affiliates to owe material damages to any third party as result of the transactions contemplated hereby; provided, however, that the party invoking this condition shall use its commercially reasonable efforts to have any such order, injunction, action or proceeding vacated or otherwise resolved, and this condition may not be invoked by any party by reason of its failure to fulfill (and may not be invoked by any of the Partnerships by reason of the failure of the other to fulfill or by the General Partner or Millennium by reason of the failure of the other to fulfill) its obligations pursuant to Section 5.03 or 5.04 if such failure shall have been the cause of, or shall have resulted in, the failure of this condition.

                  (e) Payment of Special Distribution. The Operating Partnership shall have paid to the MLP the Special Distribution contemplated in Section 2.02.

                  (f) Concurrent Consummation of the Asset Purchase. Concurrently with the Closing, the Asset Purchase shall be consummated in accordance with the Purchase Agreement and the Partnership Agreements.

                  (g) Amended Agreements. The Amended Agreements shall have been executed and delivered by the parties thereto.

                  (h) Termination Agreement. The Termination Agreement shall have been executed and delivered by the parties thereto.

                  (i) Opinion of Counsel. Baker & Botts, L.L.P. shall have delivered to the MLP, the Operating Partnership, the General Partner and the Successor General Partner the written opinion contemplated by Sections 4.6 and 13.3(d) of the Partnership Agreement.

                  (j) Resignations of Appointed Supervisors. The Appointed Supervisors shall have tendered their resignations from the Board of Supervisors.

             6.02 Additional Conditions to Obligations of the MLP and the Operating Partnership. The obligations of the MLP and of the Operating Partnership to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (subject to Section 7.05) prior to the Closing of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of each of Millennium and the General Partner set forth in Section 4.02, and the representations and warranties of the Successor General Partner set forth in Section 4.03, each (i) shall be true and correct in all respects in the case of the representations and warranties of the General Partner set forth in Section 4.02(e) and in the case of any representation or warranty that is qualified as to materiality or "Material Adverse Effect" and (ii) shall be true and correct in all material respects in the case of any representation or warranty not so qualified, in all cases as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specified date.

                  (b) Performance of Obligations. Millennium, the General Partner and the Successor General Partner each shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (c) Officer's Certificates. The MLP shall have received a certificate signed on behalf of each of Millennium, the General Partner and the Successor General Partner by its duly authorized senior executive officer to the effect set forth in the foregoing paragraphs (a) and (b) of this Section 6.02.

                  (d) Receipt of Proceeds of the Loan. The Operating Partnership shall have received the Loan pursuant to the Commitment Letter or otherwise shall have received the proceeds of a loan in the amount of the Loan on terms and conditions no less favorable in all material respects to the Operating Partnership and the MLP than those set forth in the Commitment Letter.

                  (e) Delivery of Redeemed Securities. The General Partner shall have delivered to the MLP and the Operating Partnership the Certificates as contemplated in Section 2.03(b).

                  (f) Millennium, General Partner and Successor General Partner Certified Resolutions and Incumbency Certificates. Millennium, the General Partner and the Successor General Partner each shall have delivered to the MLP and the Operating Partnership a copy of the resolutions of its Board of Directors or similar governing body and its stockholders or members (if, in the latter case, any are required) authorizing this Agreement, the Recapitalization and the consummation of the transactions contemplated hereby and thereby, in each case certified by a Secretary, Assistant Secretary or other similar officer of the delivering party, together with an appropriate incumbency certificate of the delivering party.

                  (g) Fairness Opinion. Rothschild Inc. shall not have withdrawn the Fairness Opinion.

                  (h) No Withdrawal of Recommendation by Special Committee. The Special Committee shall not have withdrawn its recommendation to the Board of Supervisors to approve the Recapitalization and the other transactions contemplated by this Agreement at any time prior to the mailing of the Proxy Statement.

             6.03 Additional Conditions to Obligations of Each of Millennium and the General Partner. The obligations of each of Millennium and the General Partner to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver prior to the Closing of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of each of the MLP and the Operating Partnership set forth in Section 4.01, and the representations and warranties of the Successor General Partner set forth in Section 4.03, each (i) shall be true and correct in all respects in the case of any representation or warranty that is qualified as to materiality or "Material Adverse Effect" and (ii) shall be true and correct in all material respects in the case of any representation or warranty not so qualified, in all cases as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specified date.

                  (b) Performance of Obligations. The MLP, the Operating Partnership and the Successor General Partner each shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (c) Officer's Certificates. The General Partner shall have received a certificate signed on behalf of each of the MLP, the Operating Partnership and the Successor General Partner by its duly authorized senior executive officer to the effect set forth in the foregoing paragraphs (a) and
(b) of this Section 6.03.

                  (d) Redemption Price. The General Partner shall have received the Redemption Price as contemplated in Section 2.03(b).

                  (e) MLP, Operating Partnership and Successor General Partner Certified Resolutions and Incumbency Certificates. The following shall have been delivered to the General Partner: (i) a copy of the resolutions of the Board of Supervisors, the Elected Supervisors and holders of Common Units; and (ii) a copy of the resolutions of the governing body of the Successor General Partner and its members (if member approval is required), in each case authorizing this Agreement, the Recapitalization and the consummation of the transactions contemplated hereby and thereby and certified by a Secretary, Assistant Secretary or other similar officer of the delivering party, together with an appropriate incumbency certificate of the MLP, the Operating Partnership and the Successor General Partner.

             6.04 Additional Conditions to Obligations of the Successor General Partner. The obligations of the Successor General Partner to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver prior to the Closing of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of each of the MLP and the Operating Partnership set forth in Section 4.01, and the representations and warranties of each of Millennium and the General Partner set forth in Section 4.02, each (i) shall be true and correct in all respects in the case of any representation or warranty that is qualified as to materiality or "Material Adverse Effect" and (ii) shall be true and correct in all material respects in the case of any representation or warranty not so qualified, in all cases as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specified date.

                  (b) Performance of Obligations. The MLP, the Operating Partnership, Millennium and the General Partner each shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (c) Officer's Certificates. The Successor General Partner shall have received a certificate signed on behalf of each of the MLP, the Operating Partnership, Millennium and the General Partner by its duly authorized senior executive officer to the effect set forth in the foregoing paragraphs (a) and (b) of this Section 6.04.

                  (d) MLP, Operating Partnership, Millennium and General Partner Certified Resolutions and Incumbency Certificates. The following shall have been delivered to the Successor General Partner: (i) a copy of the resolutions of the Board of Supervisors, the Elected Supervisors and holders of Common Units; and
(ii) a copy of the resolutions of the Board of Directors of each of Millennium and the General Partner and its stockholders (if stockholder approval is required), in each case authorizing this Agreement, the Recapitalization and the consummation of the transactions contemplated hereby and thereby and certified by a Secretary, Assistant Secretary or other similar officer of the delivering party, together with an appropriate incumbency certificate of the MLP, the Operating Partnership, Millennium and the General Partner.

                                  ARTICLE VII.

                        TERMINATION, AMENDMENT AND WAIVER

             7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing (except in the case of clauses (c) and (d)):

                  (a)   by written consent of the parties; or

                  (b) by any of the parties, if the Closing shall not have been consummated on or before May 15, 1999, unless extended pursuant to Section 7.07 or unless otherwise extended by written consent of the parties; or

                  (c) subject to the conditions set forth in Section 7.06(a),
(i) by the MLP or the Successor General Partner at any time prior to the mailing of the Proxy Statement and (ii) by Millennium or the General Partner at any time prior to the Meeting, if the Special Committee shall have withdrawn its recommendation to the Board of Supervisors to approve the Recapitalization; or

                  (d) subject to the conditions set forth in Section 7.06(b), by Millennium or the General Partner at any time prior to the mailing of the Proxy Statement, if Millennium, the General Partner or any of their Affiliates is concurrently entering into a definitive written agreement for a Superior Proposal; or

                  (e) by any of the parties, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (f) by any of the parties, if (i) any of the other parties shall have materially breached its agreements and covenants under this Agreement or any other agreement entered into in connection with the Recapitalization or
(ii) any representation or warranty that is qualified as to materiality or "Material Adverse Effect" shall fail to be true and correct in all respects or any representation or warranty not so qualified shall fail to be true and correct in all material respects, as the case may be, and such breach or failure shall continue for 30 days without cure after notice thereof and such breach or failure would have, or would reasonably be expected to have, a Material Adverse Effect on the party invoking its termination right under this paragraph or such breach or failure would materially impair the transactions contemplated by this Agreement or any other agreement entered into in connection with the Recapitalization.

            Notwithstanding anything to the contrary contained in this Agreement, the right of a party to terminate this Agreement under this Section
7.01 shall not be available to any party (i) which is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations hereunder has been the cause of, or resulted in, the failure to satisfy any of the conditions to the consummation of the Closing set forth in Article VI (and such right to terminate also shall not be available to either of the Partnerships if the other, or to the General Partner or Millennium if the other, is in such breach or if such other's failure to fulfill its obligations hereunder has been the cause of, or resulted in, the failure to satisfy any of the conditions to the consummation of the Closing set forth in Article VI).

             7.02 Effect of Termination. In the event of a termination of this Agreement by either the MLP, the General Partner or the Successor General Partner as provided in Section 7.01, this Agreement, other than Sections 4.01(c), 4.02(c) and 4.03(c), this Section 7.02, Sections 7.03, 7.04, 7.05 and
Article VIII (each of which shall remain in full force and effect despite such termination), shall forthwith become void and have no effect, without any liability or obligation on the part of any party to any other party under this Agreement. Nothing contained in this Section 7.02 shall be construed so as to relieve any party from any liability resulting from any willful breach of this Agreement by such party prior to any termination of this Agreement as provided in Section 7.01.

             7.03 Amendment. Subject to Section 7.05 in the cases of the Partnerships and except as provided in Schedule 2.01(a) attached hereto with respect to the matters set forth in such schedule, this Agreement may be amended by written agreement of all the parties hereto at any time prior to or after the approval of this Agreement and the Recapitalization by a Unit Majority and the holders of a majority of the Public Common Units but, after any such approval, no amendment may be made without the approval of a Unit Majority and the holders of a majority of the Public

Common Units if such approvals are required by Law or by the Partnership Agreement or if such amendment shall materially and adversely affect the rights of the holders of the Common Units.

             7.04 Extension; Waiver. At any time prior to the Closing, any of the parties may, to the extent permitted by Law, (i) extend the time for performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions applicable to such party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise thereof include any other or further exercise thereof or the exercise of any other right or privilege.

             7.05 Procedure for Termination, Amendment, Extension or Waiver by the MLP. A termination by the MLP or the Operating Partnership of this Agreement pursuant to Section 7.01, an amendment by the MLP or the Operating Partnership of this Agreement pursuant to Section 7.03 or an extension or waiver by the MLP or the Operating Partnership pursuant to Section 7.04 shall, in order to be effective, require the approval of a majority of the Elected Supervisors.

             7.06  Termination Fees; Expense Reimbursement.

                  (a) Section 7.01(c) Termination Fee or Expense Reimbursement. Upon (and as a condition to) the termination of this Agreement by the MLP or the Successor General Partner pursuant to Section 7.01(c), the MLP shall pay to Millennium $2 million in cash by wire transfer of immediately available funds on the date of such termination. If there shall be a termination of this Agreement by Millennium or the General Partner pursuant to Section 7.01(c), the MLP shall pay or reimburse Millennium and the General Partner for all of their out-of-pocket expenses incident to the preparation, negotiation, execution and delivery by Millennium and the General Partner of this Agreement and the documents to be delivered by them pursuant to this Agreement and the performance by them hereof and thereof through the date of termination of this Agreement. Such payment or reimbursement shall be made within two business days of the presentation by Millennium or the General Partner of written invoices or other evidence of such expenses from the party entitled to payment thereof.

                  (b) Section 7.01(d) Termination Fee. Upon (and as a condition to) the termination of this Agreement by Millennium or the General Partner pursuant to Section 7.01(d), the General Partner shall, and Millennium shall cause the General Partner to, pay to the MLP $3 million in cash by wire transfer of immediately available funds on the date of such termination.

                  (c) Liquidated Damages. The parties hereto each agree that the payments required by this Section 7.06 shall constitute liquidated damages in full and complete satisfaction of, and shall be the sole and exclusive remedy of the party entitled to such payments and of such party's Affiliates against any of the other parties to this Agreement, such other parties' Affiliates and the respective directors, officers, employees, advisors or agents of any of them for, any loss, liability, damage or claim arising out of or in connection with any termination and abandonment of this Agreement requiring the payment pursuant to this Section 7.06 or the facts and circumstances resulting in such termination or otherwise arising out of or in connection with this Agreement or any document to be delivered pursuant this Agreement or the transactions contemplated hereby or thereby.

             7.07 Extension Fee. If the Elected Supervisors wish to extend the automatic termination date of this Agreement set forth in Section 7.01(b) for the purpose of allowing either (i) an extension beyond such date of the solicitation period under the Proxy Statement with respect to the vote of the holders of the Common Units at the Meeting or (ii) a resolicitation of the vote of the holders of the Common Units, then the Elected Supervisors shall have the right to extend such date until the close of business on June 15, 1999 by written notice from the Elected Supervisors to Millennium and the General Partner given prior to the close of business on May 15, 1999 and upon the payment by or on behalf of the MLP to Millennium of an extension fee of $1 million in cash, payable by wire transfer of immediately available funds concurrently with the giving of such notice. If the automatic termination date of this Agreement set forth in Section 7.01(b) is extended pursuant to this Section 7.07 or otherwise by written consent of the parties, the automatic termination date of the Purchase Agreement set forth in Section 7.1(b) thereof also shall be deemed to be extended to the same date.


                                  ARTICLE VIII.

                           GENERAL PROVISIONS

             8.01 Survival of Representations and Warranties. The representations and warranties of the parties in Article IV of this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing for a period of one year, other than the representations and warranties contained in Sections 4.01(f), 4.02(f) and 4.03(f), which shall survive the Closing for a period of three years, and the representations and warranties contained in Section 4.02(e), which shall survive the Closing indefinitely. This
Section 8.01 does not apply to and shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

             8.02 Fees and Expenses. Except as provided in the second sentence of Section 7.06(a), whether or not the transactions contemplated by this Agreement shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

             8.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, when telecopied, the next business day when deposited with Federal Express or other overnight courier (with proof of delivery) or three days after deposit in the U.S. mail when mailed (certified, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to the MLP, the Operating Partnership
                         or the Elected Supervisors, to

                        Suburban Propane Partners, L.P.
                        One Suburban Plaza
                        240 Route 10 West
                        Whippany, NJ  07981-0206
                        Attn:  General Counsel
                        Fax:  (973) 515-5982

                  (b)   if to the General Partner or Millennium, to:

                        Suburban Propane GP, Inc.
                        230 Half Mile Road
                        Red Bank, NJ  07701
                        Attn:  General Counsel
                        Fax:  (732) 933-5270

                  (c)   if to the Successor General Partner, to:

                        SUBURBAN ENERGY RESOURCES GROUP LLC
                        c/o Suburban Propane Partners, L.P.
                        One Suburban Plaza
                        240 Route 10 West
                        Whippany, NJ  07981-0206
                        Attn:  General Counsel
                        Fax:  (973) 515-5982

             8.04 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or a Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

             8.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

            8.06 Entire Agreement; No Third-Party Beneficiaries; Contribution, Conveyance and Assumption Agreement. This Agreement, the Amended Agreements, the

Termination Agreement and the Purchase Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies upon any Person, other than the parties hereto. The Contribution, Conveyance and Assumption Agreement and the rights and obligations of the parties thereto shall remain in full force and effect in accordance with the terms and conditions thereof.

             8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the principles or policies of conflicts of law of such state.

             8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent all of the other parties, and any such assignment that is not so consented to shall be null and void. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

             8.09 Enforcement; Severability. The parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any federal or state court, this being in addition to any other remedy to which they are entitled at law or in equity.

            The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or any other term hereof, which shall remain in full force and effect and shall be enforced and enforceable to the fullest extent possible without regard to the invalid or unenforceable term or provision.

            8.10 Further Assurances. From time to time after the Closing, without additional consideration, each of the parties shall execute and deliver to each other such further documents and instruments, and shall take such other action, as may be necessary to effectuate the transactions contemplated by this Agreement and the agreements entered into in connection with such transactions.

             8.11 Public Announcements. None of the parties to this Agreement shall issue any press release or make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the approval of the other parties hereto, except as is required by Law or the rules of any applicable stock exchange and, in such event, such party, to the extent practicable, shall consult with the other parties and permit the other parties a reasonable opportunity to review any such release, statement or announcement prior to dissemination.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                            SUBURBAN PROPANE PARTNERS, L.P.

                            By:  /s/ Mark A. Alexander
                                -------------------------------------------
                                Mark A. Alexander
                                President and Chief Executive Officer



                            SUBURBAN PROPANE, L.P.

                            By:  /s/ Mark A. Alexander
                                -------------------------------------------
                                Mark A. Alexander
                                President and Chief Executive Officer



                            SUBURBAN PROPANE GP, INC.

                            By:  /s/ George H. Hempstead, III
                                -------------------------------------------
                                 Name:  George H. Hempstead, III
                                 Title:  Senior Vice President



                            MILLENNIUM PETROCHEMICALS INC.

                            By:  /s/ George H. Hempstead, III
                                -------------------------------------------
                                Name:  George H. Hempstead, III
                                Title:  Senior Vice President



                            SUBURBAN ENERGY SERVICES GROUP LLC

                            By:  /s/ Kevin McIver
                                -------------------------------------------
                                Kevin McIver
                                Authorized Person

                                                                      EXHIBIT A


                           Form of Purchase Agreement
                           --------------------------

                                                               EXECUTION COPY



================================================================================

                               PURCHASE AGREEMENT



                                  By and Among



                       SUBURBAN ENERGY SERVICES GROUP LLC


                         MILLENNIUM PETROCHEMICALS INC.


                                       AND


                            SUBURBAN PROPANE GP, INC.



                          Dated as of November 27, 1998






================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page

    ARTICLE I  DEFINITIONS........................................................................................1

    Section 1.1 Definitions.......................................................................................1

    ARTICLE II  SALE AND PURCHASE OF ASSETS.......................................................................2

    Section 2.1 Transfer of Assets; Retained Assets...............................................................2
    Section 2.2 Assumption of Specified Liabilities; Retained Liabilities.........................................3
    Section 2.3 Purchase Price....................................................................................3
    Section 2.4 Closing...........................................................................................4
    Section 2.5 Deliveries at Closing.............................................................................4

    ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................................................5

    Section 3.1 Organization......................................................................................5
    Section 3.2 Authority Relative to this Agreement..............................................................5
    Section 3.3 Consents and Approvals; No Violations.............................................................6
    Section 3.4 Financial Statements..............................................................................7
    Section 3.5 Litigation........................................................................................7
    Section 3.6 Transactions with Affiliates......................................................................8
    Section 3.7 Title to Assets...................................................................................8
    Section 3.8 Brokers and Finders...............................................................................8

    ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SUCCESSOR GENERAL PARTNER...................................8

    Section 4.1 Organization......................................................................................9
    Section 4.2 Authority Relative to this Agreement..............................................................9
    Section 4.3 Consents and Approvals; No Violations.............................................................9
    Section 4.4 Brokers or Finders...............................................................................10
    Section 4.5 Successor General Partner........................................................................10

    ARTICLE V  ADDITIONAL AGREEMENTS.............................................................................10

    Section 5.1 Access to Information............................................................................10
    Section 5.2 Efforts to Close.................................................................................11
    Section 5.3 Further Assurances...............................................................................11


                                       i

    Section 5.4 Publicity........................................................................................12
    Section 5.5 Name Change......................................................................................12
    Section 5.6 Fees and Expenses................................................................................12
    Section 5.7 Certain Tax Matters..............................................................................12

    ARTICLE VI  CONDITIONS.......................................................................................14

    Section 6.1 Conditions to Successor General Partner's Obligations............................................14
    Section 6.2 Conditions to Obligation of the Sellers..........................................................15

    ARTICLE VII  TERMINATION.....................................................................................17

    Section 7.1 Termination......................................................................................17
    Section 7.2 Effect of Termination............................................................................17
    Section 7.3 Extension; Waiver................................................................................17

    ARTICLE VIII  SURVIVAL.......................................................................................18

    Section 8.1 Survival.........................................................................................18

    ARTICLE IX  MISCELLANEOUS....................................................................................18

    Section 9.1 Notices..........................................................................................18
    Section 9.2 Amendments and Waivers...........................................................................19
    Section 9.3 Headings.........................................................................................19
    Section 9.4 Counterparts.....................................................................................19
    Section 9.5 Entire Agreement.................................................................................20
    Section 9.6 Governing Law....................................................................................20
    Section 9.7 Assignment.......................................................................................20
    Section 9.8 Binding Nature...................................................................................20
    Section 9.9 Severability.....................................................................................20
    Section 9.10  Specific Performance...........................................................................21
    Section 9.11  Accounting and Financial Terms.................................................................21
    Section 9.12  Construction...................................................................................21
    Section 9.13  Incorporation of Appendices, Exhibits and Schedules............................................21


APPENDICES

Appendix A        -   Definitions


                                    EXHIBITS

Exhibit A         -   Form of Bill of Sale, Assignment and Assumption

                  PURCHASE AGREEMENT (this "Agreement"), dated as of November 27, 1998, by and among Suburban Energy Services Group LLC, a Delaware limited liability company (the "Successor General Partner"), Millennium Petrochemicals Inc., a Virginia corporation ("Millennium"), and Suburban Propane GP, Inc., a Delaware corporation (the "General Partner", and together with Millennium, the "Sellers").

                  WHEREAS, the Successor General Partner desires to acquire from the Sellers, and the Sellers desire to sell to the Successor General Partner, the Assets (as defined herein), on the terms and subject to the conditions set forth herein;

                  WHEREAS, simultaneously herewith the General Partner and the MLP and the Operating Partnership are entering into a Recapitalization Agreement, dated the date hereof (as amended, modified or supplemented, the "Recap Agreement") pursuant to which the MLP will redeem all outstanding Subordinated Units and all outstanding APUs from the General Partner simultaneously with and as a condition to the Closing under this Agreement, upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, the Sellers and the Successor General Partner have agreed that the aggregate consideration to be paid by the Successor General Partner for the purchase and sale of Assets under this Agreement and for the redemption of all outstanding Subordinated Units and all outstanding APUs from the General Partner pursuant to the Recap Agreement will total $75 million.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS. As used in this Agreement, capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Recap Agreement or in Appendix A hereto.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

                  SECTION 2.1 TRANSFER OF ASSETS; RETAINED ASSETS. (a) On the terms and subject to the conditions of this Agreement, at the Closing, the General Partner shall sell, convey, assign, transfer and deliver to the Successor General Partner, and the Successor General Partner shall purchase, acquire and accept from the General Partner, free and clear of any Liens, all of the General Partner's right, title and interest in and to the following assets (collectively, the "Assets"):

            (i) the entire general partner interest in the MLP;

            (ii) the entire general partner interest in the Operating Partnership; and

            (iii) the Incentive Distribution Rights.

                  (b) Notwithstanding Section 2.1(a), all of the Sellers' right, title and interest in the following assets and rights shall be excluded from the Assets (collectively, the "Retained Assets"):

            (i) the insurance policies and any rights thereunder set forth in
Section 2.1(b) of the Disclosure Schedule;

            (ii) the prepaid expenses, advances, deposits or rights relating to or arising out of any of the Retained Assets or Retained Liabilities set forth on Section 2.1(b) of the Disclosure Schedule;

            (iii) all Books and Records;

            (iv) all refunds, credits or overpayments with respect to Taxes paid or accrued by Sellers or their Affiliates and all other payments or deposits made by Sellers or their Affiliates in respect of Taxes in excess of the amount of Seller's liability therefor; and

            (v) all distributions, other than the Special Distribution, paid or to be paid to the General Partner with respect to any of the Assets with a record date prior to the Closing; and

            (vi) the Note issued by Millennium America Inc. in favor of the General Partner dated as of March 5, 1996.

                  SECTION 2.2 ASSUMPTION OF SPECIFIED LIABILITIES; RETAINED LIABILITIES. (a) At the Closing, the Successor General Partner shall assume, and, following the Closing, the Successor General Partner shall be solely liable for and shall fully pay, perform and discharge when due all Liabilities of the General Partner as general partner under the Partnership Agreement, the Operating Partnership Agreement, and applicable law (including, without limitation, Liabilities of the Partnerships for which the General Partner may have Liability in its capacity as a general partner under the Partnership Law), excluding any Liabilities arising out of the Sellers' breach or default as general partner under such agreements at or prior to the Closing (collectively, the "Assumed Liabilities"). At the Closing, the Successor General Partner will assume the rights and duties of the General Partner under the Partnership Agreement and the Operating Partnership Agreement and will agree to be bound by the provisions of the Partnership Agreement and the Operating Partnership Agreement, all in accordance with Section 4.6 of the Partnership Agreement.

                  (b) Notwithstanding anything in this Agreement to the contrary, the Successor General Partner shall not assume, and shall be deemed not to have assumed, any Liabilities of the Sellers except the Assumed Liabilities, and the Sellers shall be liable with respect to, and shall fully pay, perform or discharge when due, all Liabilities of the Sellers other than the Assumed Liabilities, including, without limitation, those Liabilities set forth below (collectively, the "Retained Liabilities"):

            (i) all Liabilities arising out of or in connection with the Retained Assets;

            (ii) except as otherwise expressly provided under this Agreement or in the Recap Agreement, all Liabilities of the Sellers arising under or in connection with the consummation of the transactions contemplated by this Agreement, including all expenses of the Sellers incurred in connection with the negotiation, preparation, approval or authorization of this Agreement; and

            (iii) the General Partner's liability for Taxes relating to income of the MLP and the Operating Partnership allocated to the General Partner by virtue of the General Partner being a partner in the MLP and the Operating Partnership as contemplated pursuant to Section 5.7(a).

                  SECTION 2.3 PURCHASE PRICE. In consideration of the sale and transfer of the Assets and the agreement of the Sellers to enter into this Agreement, the Successor General Partner shall pay or cause to be paid to the General Partner at the Closing, in immediately available funds, an aggregate purchase price (the "Purchase Price") of $6,000,000. The Purchase Price shall be allocated among the Assets in accordance with the Allocation Schedule (as defined below).

                  SECTION 2.4 CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place the first business day following satisfaction or waiver of the conditions set forth in Article VI hereof, at 10:00 a.m., at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time and place as shall be agreed upon by the parties. The date on which the Closing occurs is herein referred to as the "Closing Date."

                  SECTION 2.5 DELIVERIES AT CLOSING. (a) At the Closing, the Sellers shall deliver or cause to be delivered to the Successor General Partner (unless previously delivered), the following:

            (i) a bill of sale, assignment and assumption with respect to the Assets and the Assumed Liabilities duly executed by the General Partner, substantially in the form of Exhibit A hereto (the "Assignment and Assumption"); and

            (ii) a certificate of a duly authorized officer of the Sellers certifying to the satisfaction of the conditions set forth in Sections 6.1(d) and (e); and

            (iii) such other documents of title, assignments, instruments of sale, conveyance or transfer and other documents and certificates duly executed, as the Successor General Partner may reasonably request prior to the Closing Date in order to effect the transactions contemplated by this Agreement.

                  (b) At the Closing, the Successor General Partner shall deliver or cause to be delivered to the Sellers (unless previously delivered), the following:

            (i) the Purchase Price in accordance with the provisions of Section
2.3 hereof;

            (ii) a signed counterpart copy of the Assignment and Assumption duly executed by the Successor General Partner;

            (iii) a certificate of a duly authorized officer of the Successor General Partner certifying to the satisfaction of the conditions set forth in Sections 6.1(a) and (b); and

            (iv) such other documents and certificates as the Sellers may reasonably request prior to the Closing Date in order to effect the transactions contemplated by this Agreement.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            Each of the Sellers jointly and severally represents and warrants to the Successor General Partner:

                  SECTION 3.1 ORGANIZATION. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and Virginia, as applicable. Each of the Sellers has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted. The General Partner is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it makes such qualification or licensing necessary, except in such jurisdictions in which applicable law does not provide for such qualification, and except in such jurisdictions where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect (as defined below) on the General Partner. Each of the Sellers has heretofore made available to the Successor General Partner complete and correct copies of its certificate of incorporation and by-laws, as the case may be, in each case as currently in effect. All of the outstanding shares of capital stock of the General Partner are owned of record and beneficially by Millennium and all of the Assets are owned by the General Partner. The Assets (together with the assets that are the subject of the Recap Agreement) constitute all of the interests in the Partnerships owned beneficially and of record by the Sellers and their Affiliates, except with respect to Common Units held by officers and directors of the Sellers and Affiliates of the Sellers, and constitute all or substantially all of the assets of the General Partner. All of the Assets are owned beneficially and of record by the General Partner and no Affiliate of the General Partner or any other Person has any interest therein.

                  SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Sellers has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of a Unit Majority, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors of each of the Sellers, and no other corporate proceedings on the part of the Sellers or their respective stockholders are necessary for the Sellers to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes, assuming the due execution and delivery of this Agreement by the Successor General Partner, a valid and binding agreement of the Sellers, enforceable against the Sellers in accordance with its terms.

                  SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 3.3 of the Disclosure Schedule, no filing with, and no permit, authorization, consent, registration, notice, approval or other action of, any Governmental Entity or any other Person is required to be made, obtained or given by any of the Sellers or any of their Affiliates on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Sellers, assuming the satisfaction of the condition precedent in Section 6.2(f), except where failure to make such filing, or obtain such permit, authorization, consent, registration, notice, approval or other action would not result in a Material Adverse Effect on the Business or the Assets. Except as set forth in
Section 3.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated by this Agreement nor compliance by the Sellers with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws, as the case may be, of either Seller, (ii), subject to the approval of a Unit Majority and the Approval of a Note Majority, result in a violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, arrangement or other commitment or obligation (any of the foregoing, a "Contract") to which any of the Sellers is a party or by which any of the Assets or the Business may be bound, except any of the foregoing that arise out of or in connection with any Contract entered into by the General Partner on behalf of the Partnerships acting in its capacity as general partner thereof, (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to any of the Sellers, the Assets, or the Business, (iv) result in the creation of any Lien, directly or indirectly, on the Assets or with respect to the Business, or (v) conflict with or result in a breach of any provision of the Partnership Agreement, the Operating Partnership Agreement, the Contribution, Conveyance and Assumption Agreement, the Distribution Support Agreement or any other agreement entered into by either of the Sellers with the Partnerships, except in the case of clause (ii), (iii) or (iv) for violations, breaches or defaults which would not have a Material Adverse Effect on the Business or the Assets and which would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  SECTION 3.4 FINANCIAL STATEMENTS. (a) Section 3.4 of the Disclosure Schedule contains true and complete copies of the balance sheets (the "Year End Balance Sheets") of the General Partner at December 31, 1997 and 1996 and the related statements of income for the fiscal years then ended, all of which have been prepared in accordance with GAAP (except that all footnote disclosure is omitted) consistently applied during the periods involved. Such balance sheets present fairly in all material respects the financial position of the General Partner as of the respective dates thereof, such statements of income present fairly the results of operations of the General Partner for the respective periods then ended, and such balance sheets and statements of income are consistent with books and records of the Sellers (which books and records are true and complete in all material respects).

                  (b) Section 3.4 of the Disclosure Schedule contains true and complete copies of the September 30, 1998 balance sheet ("Interim Balance Sheet") of the General Partner and the related statements of income for the six months ended September 30, 1998. Such financial statements have been prepared in accordance with GAAP (except that all footnote disclosure is omitted) consistently applied during the periods involved, present fairly in all material respects the financial position of the General Partner as of such date and the results of operations of the General Partner for such period, and are consistent with books and records of the General Partner (which books and records are complete in all material respects) and such financial statements have been prepared on a basis consistent with the year-end financial statements referred to in Section 3.4(a).

                  (c) Since September 30, 1998, there has not been a change or event (other than with respect to the Partnerships and their Subsidiaries) with respect to the Assets or the Business which has had or would be reasonably expected to have a Material Adverse Effect on the Assets or the Business.

                  SECTION 3.5 LITIGATION. (a) Except as set forth in Section 3.5(a) of the Disclosure Schedule, as of the date hereof, there is no claim, action, suit, charge, proceeding, audit or investigation before or involving any Governmental Entity or private arbitration tribunal (collectively, a "Proceeding") pending or, to the knowledge of the Sellers, threatened in writing
(i) against or related to the Sellers in respect of the Assets or the Business or (ii) to which the Assets or the Business would otherwise be subject except in either case for Proceedings that arise out of or in connection with (or are alleged to arise out of or in connection with) the conduct of MLP or the Operating Partnership or their respective subsidiaries or their predecessors for which the General Partner is indemnified pursuant to the Partnership Agreement.

                  (b) Except as set forth in Section 3.5(b) of the Disclosure Schedule, there are no outstanding orders, writs, judgments, injunctions, decrees, agreements or settlements of or with any Governmental Entity to which either of the Sellers is a party or bound that apply, in whole or in part, to the Assets or the Business that restrict the ownership, disposition or use of the Assets or the conduct of the Business in any material respect.

                  SECTION 3.6 TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 3.6 of the Disclosure Schedule, none of the General Partner's stockholders, directors, partners, officers, employees or other Affiliates (i) has been involved in any business arrangement or relationship with the Sellers or the Business within the past two years other than as employees of Millennium,
(ii) owns any asset, tangible or intangible, which is used in the Business or
(iii) will have any continuing arrangement with respect to, or the right to receive, any income, profits or other distributions of the Business or relating to the Assets following the Closing, except as expressly provided in this Agreement. The General Partner has no full-time employees.

                  SECTION 3.7 TITLE TO ASSETS. The Sellers have and at the Closing will have, and at the Closing the Successor General Partner will receive, good, valid and marketable title to the Assets, free and clear of all Liens.

                  SECTION 3.8 BROKERS AND FINDERS. Neither the Sellers nor any Affiliate thereof has employed any broker, financial advisor or finder or incurred any Liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby. The Sellers jointly and severally shall indemnify and hold harmless the Successor General Partner and its Affiliates from and against any Liability incurred by such Persons (including the fees, disbursements and related charges of counsel) arising out of any claim by a broker, finder, financial advisor or similar intermediary for any fee, commission or other compensation as a result of the Sellers entering into this Agreement and/or consummating the transactions contemplated by this Agreement.


                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE SUCCESSOR GENERAL PARTNER

                  The Successor General Partner represents and warrants to the Sellers as follows:

                  SECTION 4.1 ORGANIZATION. The Successor General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

                  SECTION 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Successor General Partner has full limited liability company power and authority to execute and deliver this Agreement and, subject to the approval of a Unit Majority, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Successor General Partner and the consummation by the Successor General Partner of the transactions contemplated by this Agreement have been duly and validly authorized by the managers and members of the Successor General Partner, as applicable, and no other limited liability company proceedings on the part of the Successor General Partner, as applicable, or its managers or members are necessary for Successor General Partner to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Successor General Partner and, assuming the due execution and delivery of this Agreement by the Sellers, constitutes a valid and binding agreement of the Successor General Partner, enforceable against the Successor General Partner in accordance with its terms.

                  SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. No filing with, and no permit, authorization, consent, registration, notice, approval or other action of any Governmental Entity or any other Person is required to be made, obtained or given by the Successor General Partner or any Affiliate of the Successor General Partner on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Successor General Partner, assuming the satisfaction of the condition precedent in Section 6.1(i) except where failure to make such filing, or obtain such permit, authorization, consent, registration, notice, approval or other action would not result in a Material Adverse Effect on the Business or the Assets. Neither the execution and delivery of this Agreement by the Successor General Partner nor the consummation by the Successor General Partner of the transactions contemplated by this Agreement nor compliance by the Successor General Partner with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the operating agreement of the Successor General Partner, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract pursuant to which the Successor General Partner is a party or by which the Successor General Partner or its assets may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Successor General Partner, except in the case of clause (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on the Successor General Partner or would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.4 BROKERS OR FINDERS. The Successor General Partner has not retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. The Successor General Partner shall indemnify and hold harmless each of the Sellers and their Affiliates from and against any Liability incurred by such Persons (including the fees, disbursements and related charges of counsel) arising out of any claim by a broker, finder, financial advisor or similar intermediary for any fee, commission or other compensation as a result of the Successor General Partner entering into this Agreement and the transactions contemplated by this Agreement.

                  SECTION 4.5 SUCCESSOR GENERAL PARTNER. The Successor General Partner was recently formed solely for the purpose of engaging in the transactions contemplated hereby and the Successor General Partner has not engaged in any other activities.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.1 ACCESS TO INFORMATION. Prior to the Closing, the Sellers shall permit the Successor General Partner, and any of its representatives, advisors and consultants, to have reasonable access during normal business hours to the General Partner and the Sellers shall cooperate with the Successor General Partner and furnish promptly to the Successor General Partner all available information concerning the Assets and the Business the Successor General Partner may reasonably request.

                  SECTION 5.2 EFFORTS TO CLOSE. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, without limitation, (i) the preparation and execution of all agreements necessary to effect the transactions contemplated hereby, including the admission of the Successor General Partner as general partner of the Partnerships, (ii) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (iii) using commercially reasonable efforts to cause the satisfaction of all conditions to Closing.

                  Each party shall promptly consult with the other with respect to, and provide any necessary information with respect to, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. The Sellers and the Successor General Partner shall, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated by this Agreement, use their respective commercially reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

                  (b) Prior to the Closing, each of the Sellers and the Successor General Partner shall promptly notify the other in writing of the occurrence (or non-occurrence) of any event or the existence of any circumstance of which any of the parties has knowledge, the occurrence (or non-occurrence) or the existence of which would be likely to cause any representation or warranty contained in Article III or Article IV hereof, as the case may be, to be untrue or inaccurate in any material respect and of any material failure of any Seller or the Successor General Partner to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that delivery of any notice pursuant to this Section 5.2(b) shall not affect the conditions set forth in Article VI and shall not limit or otherwise affect any remedies available to the Successor General Partner or Sellers, as the case may be.

                  SECTION 5.3 FURTHER ASSURANCES. From time to time after the Closing, without additional consideration, each of the Sellers and the Successor General Partner will execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement.

                  SECTION 5.4 PUBLICITY. Except as otherwise required by law or the rules and regulations of the New York Stock Exchange or any other exchange on which shares of Affiliates of the Sellers are traded, for so long as this Agreement is in effect, the Successor General Partner and the Sellers shall not, and each of them shall cause their respective officers, directors, partners, Affiliates, representatives and agents not to, disclose or cause the disclosure of information, or issue or cause the publication of any press release or public announcement, with respect to the transactions contemplated by this Agreement, without the prior review and approval thereof (which approval shall not be unreasonably delayed or withheld) by the other parties hereto.

                  SECTION 5.5 NAME CHANGE. Effective as of the Closing, Sellers shall cause the General Partner and any of Millennium's or the General Partner's Affiliates to delete "Suburban Propane" from their respective names (to the extent such names include "Suburban Propane") and initiate any necessary legal filings with the appropriate governmental authority to effectuate a name change to a new name that does not contain "Suburban Propane" or a name confusingly similar to "Suburban Propane." Within 30 days of the Closing (and, as of the Closing, with respect to clause (i)), Sellers will cause each such entity to (i) complete any actions or filings required to delete "Suburban Propane" as contemplated in the foregoing sentence and (ii) replace their current names (to the extent such current names include "Suburban Propane") to their new company name on all stationery, business cards, real and personal property, directories, labels, advertising and promotional material, and any and all applications, registrations or other documents filed or to be filed with international, national and local governmental offices, agencies or authorities in any country.

                  SECTION 5.6 FEES AND EXPENSES. Except as otherwise provided in the Recap Agreement or in Section 5.7(b) of this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and consummation of the transactions contemplated by this Agreement.

                  SECTION 5.7       CERTAIN TAX MATTERS.

                  (a) The General Partner shall be responsible for the payment of any Taxes relating to income of the MLP and the Operating Partnership allocated to the General Partner by virtue of being a partner in the MLP and the Operating Partnership for periods prior to the Closing. The Successor General Partner shall be responsible for the payment of any Taxes relating to income of the MLP and the Operating Partnership allocated to the Successor General Partner by virtue of being a partner in the MLP and the Operating Partnership for periods on or after the Closing.

                  (b) The Successor General Partner and the Sellers shall each pay one-half of all transfer, recording, sales, use (including all bulk sales taxes) and other similar taxes and fees (collectively, the "Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement. The party which has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of Taxes described in this section. Such party shall pay the Taxes shown on such Tax Return and notify the other party in writing of the other party's share of Taxes for which it is responsible, if any, of the Taxes shown on such Tax Return and how such Taxes and share were calculated, which the other party shall reimburse by wire transfer of immediately available funds no later than ten days after receipt of such notice.

                  (c) The Sellers and the Successor General Partner shall provide each other with such assistance as reasonably may be requested by either of them (and the Successor General Partner shall cause the MLP and the Operating Partnership to provide the Seller with such assistance as reasonably may be requested by the Seller) in connection with (i) the preparation of any Tax Return, or (ii) any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceeding or determination. Any information obtained pursuant to this Section 5.8(c) or pursuant to any other section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto. For avoidance of doubt, reflecting on a Tax Return any information referred to in the preceding sentence does not violate the confidentiality requirement of the preceding sentence or of the Confidentiality Agreement.

                  (d) The Sellers shall deliver to the Successor General Partner at the Closing an affidavit of the General Partner which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2) and which attests to General Partner's non-foreign status (the "FIRPTA Affidavit"). If the Successor General Partner receives the FIRPTA Affidavit at the Closing, the Successor General Partner shall not withhold any of the consideration paid to the Sellers under this agreement pursuant to Section 1445 of the Code (and regulations thereunder). If the Sellers shall fail to provide such certificate, the Successor General Partner shall withhold or, where appropriate, escrow such amount as necessary based on the Successor General Partner's reasonable estimate of the amount of such potential liability, or as determined by the appropriate taxing authority, to cover such Taxes until such time as certificates are provided.


                                   ARTICLE VI

                                   CONDITIONS

                  SECTION 6.1 CONDITIONS TO SUCCESSOR GENERAL PARTNER'S OBLIGATIONS. The obligation of the Successor General Partner to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions which are for the benefit of the Successor General Partner only and may only be waived by the Successor General Partner at or prior to the Closing in its sole discretion:

                  (a) Any applicable waiting period under the HSR Act in connection with the transactions contemplated by this Agreement shall have expired or been terminated.

                  (b) No temporary restraining order, preliminary or permanent injunction or other similar order or decree of any Governmental Entity of competent jurisdiction shall have been issued and be in effect, and no action, proceeding or investigation (in the case of any investigation, of which the parties hereto have written notice) by any Governmental Entity or any other Person shall be pending or threatened in writing which, if adversely determined, would (i) prevent or impair in any material respect the consummation of the transactions contemplated by this Agreement, (ii) impose on the MLP or the Operating Partnership any material restrictions or requirements or (iii) cause any of the parties or their respective Affiliates to owe material damages to any third party as a result of the transactions contemplated hereby; provided, however, that the party invoking this condition shall use its commercially reasonably efforts to have any such order, injunction, action or proceeding vacated or otherwise resolved and this condition may not be invoked by any party whose failure to fulfill its obligations pursuant to Section 5.2 hereof shall have been the cause of, or shall have resulted in, the failure of this condition.

                  (c) No statute, rule, or regulation of any nature shall have been enacted, entered, promulgated or enforced by any Governmental Entity, and shall be in effect, which restrains, prohibits or materially changes the transactions contemplated by this Agreement or the tax status of the Partnerships.

                  (d) The representations and warranties of the Sellers in this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, other than any such representations and warranties that expressly speak as of a specific date or time (which need only be true and correct as of such date or time), and the representations and warranties of the Sellers in this Agreement not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, other than representations and warranties that expressly speak as of a specific date or time (which need only be true and correct as of such date or time).

                  (e) The Sellers shall have performed and complied with in all material respects all of their respective covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing.

                  (f) Except for the transactions contemplated by this Agreement, there shall not have been any changes in the Assets or the Business since the date of this Agreement that have had, or are reasonably likely to have, a Material Adverse Effect on the Assets or Business.

                  (g) The Sellers shall have delivered or caused to be delivered to the Successor General Partner each of the documents specified in Section 2.5(a) hereof.

                  (h) The Purchaser shall have received financing in an amount sufficient to pay the Purchase Price.

                  (i) The Recap Agreement shall be in full force and effect; all conditions precedent to the obligations of the Successor General Partner thereunder shall have been satisfied or waived as permitted thereunder, or will be satisfied concurrently with the Closing; and the transactions contemplated to occur at the Closing thereunder shall have occurred or will occur concurrently with the Closing.

                  SECTION 6.2 CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions, which are for the benefit of the Sellers only and may only be waived by the Sellers at or prior to the Closing in their sole discretion:

                  (a) Any applicable waiting period under the HSR Act in connection with the transactions contemplated by this Agreement shall have expired or been terminated.

                  (b) No temporary restraining order, preliminary or permanent injunction or other similar order or decree of any Governmental Entity of competent jurisdiction shall have been issued and be in effect, and no action, proceeding or investigation (in the case of any investigation, of which the parties hereto have written notice) by any Governmental Entity or any other Person shall be pending or threatened in writing which, if adversely determined, would (i) prevent or impair in any material respect the consummation of the transactions contemplated by this Agreement, (ii) impose on the MLP or the Operating Partnership any material restrictions or requirements or (iii) cause any of the parties or their respective Affiliates to owe material damages to any third party as a result of the transactions contemplated hereby; provided, however, that the party invoking this condition shall use its commercially reasonably efforts to have any such order, injunction, action or proceeding vacated or otherwise resolved and this condition may not be invoked by any of the Sellers if the failure of any Seller to fulfill its obligations pursuant to
Section 5.2 hereof shall have been the cause of, or shall have resulted in, the failure of this condition.

                  (c) No statute, rule, or regulation of any nature shall have been enacted, entered, promulgated or enforced by any Governmental Entity, and shall be in effect, which restrains, prohibits or materially changes the transactions contemplated by this Agreement.

                  (d) The representations and warranties of the Successor General Partner in this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, other than any such representations and warranties that expressly speak as of a specific date or time (which need only be true and correct as of such date or time), and the representations and warranties of the Successor General Partner in this Agreement not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time).

                  (e) The Successor General Partner shall have performed and complied with in all material respects all of its respective covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

                  (f) The Recap Agreement shall be in full force and effect; all conditions precedent to the obligations of the General Partner thereunder shall have been satisfied or waived as permitted thereunder, or will be satisfied concurrently with the Closing; and the transactions contemplated to occur at the closing thereunder shall have occurred or will occur concurrently with the Closing.

                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

                  (a) Consent of the Sellers and the Successor General Partner.

                  (b) Either the Sellers or the Successor General Partner, if the Closing shall not have occurred on or before May 15, 1999, unless the failure to consummate the Closing by such date shall be due to the willful failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement.

                  (c) Either the Sellers or the Successor General Partner if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and non-appealable.

                  (d) Either the Sellers or the Successor General Partner if the Recap Agreement is terminated under the terms therein.

             If the automatic termination date of the Recap Agreement set forth in Section 7.01(b) therein is extended pursuant to Section 7.07 of the Recap Agreement or otherwise by the written consent of the parties, the automatic termination date of this Agreement set forth in Section 7.1(b) above also shall be deemed to be extended to the same date.

                  SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1 hereof, this Agreement, except for Sections 3.8, 4.4, 5.4, 5.6 and 9.6 hereof, which shall survive any such termination, shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, trustees, directors, officers, partners or stockholders. Nothing contained in this Section
7.2 shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

                  SECTION 7.3 EXTENSION; WAIVER. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of the any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                                    SURVIVAL

                  SECTION 8.1 SURVIVAL. The representations and warranties contained in Articles III and IV shall survive the Closing for a period of one year after Closing (other than Section 3.7 which shall survive the Closing indefinitely). Any claim arising from a breach of a representation or warranty that survives the Closing must be asserted by written notice given in accordance with Section 9.1 by the close of business of the date the survival period terminates in order to be valid. If, prior to the close of business on the date the survival period terminates with respect to any representation or warranty, Sellers, on the one hand, or Successor General Partner, on the other hand, shall have notified the other pursuant to Section 9.1 of a claim hereunder (asserted in good faith and, to the extent known, with reasonable particularity as to the factual basis therefor) and such claim shall not have been finally resolved or disposed of at such date, then such representation or warranty that is the basis for such claim shall continue to survive as to that claim until such claim is finally resolved. All of the covenants of the parties set forth in this Agreement shall survive the Closing and continue in full force and effect according to their respective terms.




                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, when telecopied (with receipt confirmed), the next business day when deposited with Federal Express or other overnight courier (with proof of delivery) or three days after deposit in the U.S. mail when mailed (certified, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to the Successor General Partner, to:

                           Suburban Energy Services Group LLC
                           c/o Suburban Propane, L.P.
                           One Suburban Plaza
                           240 Route 10 West
                           Whippany, NJ 07981-0206
                           Fax: (973) 515-5982

                           and

                  (b)      if to any Seller, to:

                           Millennium Petrochemicals Inc.
                           P.O. Box 7015
                           230 Half Mile Road
                           Red Bank, New Jersey 07701
                           Attention: General Counsel
                           Telecopy: (732) 933-5270

                  SECTION 9.2 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  SECTION 9.3 HEADINGS. The article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                  SECTION 9.5 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the exhibits hereto, together with the Recap Agreement and the documents to be delivered pursuant thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

                  SECTION 9.6 GOVERNING LAW. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts or choice of laws.

                  SECTION 9.7 ASSIGNMENT. This Agreement may not be assigned by any party hereto prior to Closing without the written consent of the other parties.

                  SECTION 9.8 BINDING NATURE. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Except for the provisions of Article VIII which are intended for the benefit of, and to be enforceable by, any indemnitee and their respective successors, heirs and personal representatives, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.9 SEVERABILITY. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that the scope of such restriction may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  SECTION 9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 9.11 ACCOUNTING AND FINANCIAL TERMS. All references herein to any financial or accounting terms shall be defined in accordance with GAAP unless expressly stated to the contrary. All references to dollar amounts shall mean U.S. dollars unless otherwise noted.

                  SECTION 9.12 CONSTRUCTION. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires,
(ii) the words "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Disclosure Schedule and the exhibits hereto) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, and exhibits and schedules of this Agreement unless otherwise specified, and (iii) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified.

                  SECTION 9.13 INCORPORATION OF APPENDICES, EXHIBITS AND SCHEDULES. The appendices, exhibits and the Disclosure Schedule referred to in this Agreement are incorporated herein and made a part hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                 SUBURBAN ENERGY SERVICES
                                 GROUP LLC

                                 By:_____________________________
                                      Name:
                                      Title:


                                 MILLENNIUM PETROCHEMICALS INC.

                                 By:_____________________________
                                      Name:
                                      Title:


                                 SUBURBAN PROPANE GP, INC.

                                 By:_____________________________
                                      Name:
                                      Title:

                                                                   Appendix A


                                   DEFINITIONS

                  "Assets" shall have the meaning ascribed to such term in
Section 2.1(a).

                  "Assignment and Assumption" shall have the meaning ascribed to such term in Section 2.5(a)(i).

                  "Assumed Liabilities" shall have the meaning ascribed to such term in Section 2.2(a).

                  "Books and Records" shall mean originals or certified copies of all books and records of, or maintained by, Sellers that are in substantial part related to the Business.

                  "Business" shall mean the businesses conducted by the General Partner on the date hereof and until the Closing, including, without limitation, the ownership, operation and management of the Assets (but excluding the business conducted by the Partnerships and their Subsidiaries).

                  "Closing" shall have the meaning ascribed to such term in
Section 2.4.

                  "Closing Date" shall have the meaning ascribed to such term in
Section 2.4.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

                  "Contract" shall have the meaning ascribed to such term in
Section 3.3.

                  "Contribution, Conveyance and Assumption Agreement" shall mean the Contribution, Conveyance and Assumption Agreement, dated as of March 4, 1996, by and among the MLP, the Operating Partnership, Quantum Chemical Corporation, the General Partner and Suburban Propane Inc.

                  "Disclosure Schedule" shall mean the disclosure schedule delivered concurrently with the execution of this Agreement.

                  "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Interim Balance Sheet" shall have the meaning ascribed to such term in Section 3.4(b).

                  "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

                   "Partnership Law" shall mean the Delaware Revised Uniform Limited Partnership Act, as in effect from time-to-time and other laws (statutory, common law or otherwise) relating to the assets, liabilities, rights and/or responsibilities of limited partnerships and/or their partners (in their capacities as such).

                  "Proceeding" shall have the meaning ascribed to such term in
Section 3.5(a).

                  "Purchase Price" shall have the meaning ascribed to such term in Section 2.3(a).

                  "Retained Assets" shall have the meaning ascribed to such term in Section 2.1(b).

                  "Retained Liabilities" shall have the meaning ascribed to such term in Section 2.2(b).

                  "Sellers" shall have the meaning ascribed to such term in the preamble hereto.

                  "Successor General Partner" shall have the meaning ascribed to such term in the preamble hereto.

                  "Taxes" shall mean any federal, state, local or foreign tax of any kind whatsoever (and all related interest, additions to tax and penalties), including, without limitation, income, transfer, gains, gross receipts, excise, inventory, property (real, personal or intangible), custom duty, sales, use, license, withholding, payroll, employment, capital stock and franchise taxes imposed by any Governmental Entity, whether computed on a unitary, combined or any other basis.

                  "Tax Return" shall mean any report, return, information return, statement, declaration or other document (including any related or supporting documentation) filed or required to be filed with any Governmental Entity in connection with any determination, assessment or collection of any Tax.

                  "Transfer Taxes" shall have the meaning ascribed to such term in Section 5.7.

                  "Year Ended Balance Sheets" shall have the meaning ascribed to such term in Section 3.4(a).

                                                                     EXHIBIT B


                          Form of Termination Agreement
                          -----------------------------




                         Suburban Propane Partners, L.P.
                               One Suburban Plaza
                                240 Route 10 West
                             Whippany, NJ 07981-0206

                               _____________, 199_


Millennium America Inc. (formerly Hanson America Inc.)
Suburban Propane GP, Inc.
230 Half Mile Road
Red Bank, NJ  07701

Attention:  ________________

            RE:   Termination of Distribution Support Agreement

Ladies and Gentlemen:

            Reference is made to the Recapitalization Agreement dated as of November __, 1998 by and among the undersigned, Suburban Propane, L.P., Suburban Propane GP, Inc., Millennium Petrochemicals Inc. and Suburban Energy Services Group LLC (the "Recapitalization Agreement"). Pursuant to Section 2.01(b) of the Recapitalization Agreement, the Distribution Support Agreement dated as of March 5, 1996 by and among us (the "Distribution Support Agreement") is hereby terminated effective upon the Closing. From and after the Closing, all of the rights and obligations of the parties to the Distribution Support Agreement applicable to any period from and after the Closing shall be terminated and shall cease to have any further force or effect.

(Exhibit B - cont.)


            Please indicate your agreement with the foregoing by executing and delivering to the undersigned at the above address a counterpart of this letter.



                                Very truly yours,

                                SUBURBAN PROPANE PARTNERS, L.P.

                                By
                                   -------------------------------------
                                Name:
                                Title:




Agreed to as of the date first written above:

MILLENNIUM AMERICA INC.

By
  ---------------------------------------
  Name:
  Title:



SUBURBAN PROPANE GP, INC.

By
  ---------------------------------------
  Name:
  Title:











                                  41